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                                                                    EXHIBIT 10.5



                                    AMENDMENT
                                       TO
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             GGP LIMITED PARTNERSHIP

         THIS AMENDMENT (the "Amendment") is made and entered into as of the 24th day of April, 2002, by and among the undersigned parties.

                              W I T N E S S E T H:

         WHEREAS, a Delaware limited partnership known as GGP Limited Partnership (the "Partnership") exists pursuant to that certain Second Amended and Restated Agreement of Limited Partnership of GGP Limited Partnership dated as of April 1, 1998, as amended by that certain First Amendment thereto dated as of June 10, 1998, that certain Second Amendment thereto dated as of June 29, 1998 and that certain Third Amendment thereto dated as of February 15, 2002 (such Second Amended and Restated Agreement of Limited Partnership, as so amended, the "Second Restated Partnership Agreement"), and the Delaware Revised Uniform Limited Partnership Act;

         WHEREAS, General Growth Properties, Inc., a Delaware corporation, is the general partner of the Partnership (the "General Partner"); and

         WHEREAS, the parties hereto, being the sole general partner of the Partnership and the holders of a Majority-in-Interest of the Common Units (as defined in the Second Restated Partnership Agreement), desire to amend the Second Restated Partnership Agreement as provided herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the definitions assigned to such terms in the Second Restated Partnership Agreement, as amended hereby.

         2. AMENDMENT TO SECTION 8.4. Section 8.4 of the Second Restated Partnership Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof :

                  "8.4 Restrictions on Transfer. In addition to any other restrictions on transfer herein contained, in no event may any transfer or assignment of Units by any Partner be made (i) to any Person who lacks the legal right, power or capacity to own Units; (ii) in violation of any provision of any mortgage or trust deed (or the note or bond secured thereby) constituting a Lien against a Property or any part thereof, or other instrument, document or agreement to which the Partnership or any Property Partnership is a party or





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         otherwise bound; (iii) in violation of applicable law; (iv) of any component portion of a Unit, such as the Capital Account, or rights to Net Operating Cash Flow, separate and apart from all other components of such Unit (other than such assignments of the right to receive distributions as the General Partner shall approve in writing which approval the General Partner may withhold in its sole discretion), (v) in the event such transfer would cause the General Partner to cease to comply with the REIT Requirements, (vi) if such transfer would cause a termination of the Partnership for federal income tax purposes, (vii) if such transfer would, in the opinion of counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for Federal income tax purposes, (viii) if such transfer would cause the Partnership to become, with respect to any "benefit plan investor," as defined in 29 C.F.R. ss. 2510.3-101(f)(2) (a "Benefit Plan Investor"), a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e) of the Code), (ix) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of a Benefit Plan Investor pursuant to 29 C.F.R. ss. 2510.3-101 or (x) if such transfer is effectuated through an "established securities market" or "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or such transfer causes the Partnership to become a "publicly traded partnership" as such term is defined in Section 7704(b) of the Code. Notwithstanding anything in this Agreement to the contrary:

                           (a) no Limited Partner admitted to the Partnership
                  after June 29, 1998 may sell, assign or otherwise transfer its Units or other interest in the Partnership or any portion thereof to any Foreign Owner (and no interest in such Limited Partner or any Person that directly or indirectly owns an interest in such Limited Partner may be transferred if such Limited Partner shall become a Foreign Owner as the result of such transfer) without the prior written consent of the General Partner (which consent may be given or withheld in the sole discretion of the General Partner); and

                           (b) no other Limited Partner may sell, assign or
                  otherwise transfer its Units or other interest in the Partnership or any portion thereof to any Foreign Owner (and no interest in such Limited Partner or any Person that directly or indirectly owns an interest in such Limited Partner may be transferred if such Limited Partner shall become a Foreign Owner as the result of such transfer) without providing written notice of the same to the General Partner. Any such written notice shall be received by the General Partner at least thirty days prior to any such sale, assignment or other transfer.

         Any sale, assignment or other transfer of Units or other interests in the Partnership made in violation of this Agreement (including without limitation any sale, assignment or other transfer of Units made without giving the notice described above at the time described above) shall be null and void ab initio.





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         3. OTHER PROVISIONS UNAFFECTED. Except as expressly amended hereby, the
Second Restated Partnership Agreement shall remain in full force and effect in accordance with its terms.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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         IN WITNESS WHEREOF, the undersigned have executed this Amendment on the day and year first above written.

GENERAL PARTNER:

GENERAL GROWTH PROPERTIES, INC.,
a Delaware corporation


By:      /s/ Bernard Freibaum
         --------------------------------------------
         Its:  Executive Vice President/Chief Financial Officer


LIMITED PARTNERS:


M.B. CAPITAL PARTNERS III, a South
Dakota general partnership

By:      GENERAL TRUST COMPANY, not
         individually but solely as Trustee
         of Martin Investment Trust G, a partner


         By: /s/ Marshall E. Eisenberg
             ----------------------------------------
               Its: President






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